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                                                                    Exhibit 99.7

                           CONSENT OF PERSON NAMED AS
                           ABOUT TO BECOME A DIRECTOR

     Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named as a person about to become a director of D&E Communications, Inc. ("D&E") in the Registration Statement on Form S-4 of D&E (File No. 333-76488) and any amendment thereto.



Date: April 22, 2002


                                                  /s/ Jean M. Ruhl
                                                  ______________________________
                                                  Jean M. Ruhl